Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.7

FIRST AMENDMENT

to the

LICENSE AGREEMENT

This First Amendment to the License Agreement (this “Amendment”) is entered into as of August 14, 2026 (the “Amendment Date”) by and between Ascendant Health Sciences Limited, a company incorporated under the laws of the Cayman Islands with an address of Palm Grove Unit 4, 265 Smith Road, George Town, Grand Cayman KY1-9006, Cayman Islands (“Ascendant”), and Cue Biopharma, Inc., a company incorporated in Delaware with an address of 40 Guest Street, Boston, Massachusetts 02135, United States (“Cue”). Ascendant and Cue are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.

RECITALS:

WHEREAS, Cue and Ascendant are Parties to that certain License Agreement dated April 30, 2026 (the “Original Agreement” and together with this Amendment, the “Agreement”).

WHEREAS, the Parties desire, through this Amendment, to amend the Agreement according to the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Agreement.
2.
Amendments.
2.1.
Section 1.20 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“1.20 [Reserved].”

2.2.
Section 2.1.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.2 [Reserved].”

2.3.
Section 2.7 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Sublicensing. Subject to the terms and conditions of this Agreement, Cue shall have the right to grant Sublicenses, through a single tier or multiple tiers of Sublicensees, under the licenses granted under Section 2.1 (Licenses to Cue), to Affiliates and to Third Parties; provided that: (a) any such Sublicense shall be subject to a written

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

agreement that is consistent with the applicable terms and conditions of this Agreement and (b) Cue shall remain responsible and liable for the acts or omissions to act of any such Sublicensee that would constitute a breach of this Agreement as if such acts or omissions were Cue’s. Cue shall notify Ascendant of any Sublicense (other than any Sublicense to a Person described in clause (a) of the definition of Excluded Sublicensee in Section 1.80) entered into with a Third Party promptly, but no more than sixty (60) days, after such entry and provide Ascendant with a copy of each such Sublicense together with such notice; provided, however, that Cue shall have the right to redact from each such Sublicense financial terms, any terms that do not affect the rights and obligations of Ascendant under this Agreement, and any terms that Cue is prohibited by Applicable Law from disclosing to Ascendant.

2.4.
Schedule 1.128 (Licensed Patents) of the Original Agreement is hereby deleted in its entirety and replaced with Schedule 1.128 (Licensed Patents) attached hereto as Exhibit A.

3.
MISCELLANEOUS
3.1.
Full Force and Effect. Except as expressly amended by this Amendment, the Agreement remains in full force and effect.
3.2.
Counterparts. This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one (1) and the same instrument. Any such counterpart, to the extent delivered by means of facsimile by pdf, .tif, .gif, .jpeg, or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

[Signature Page Follows]

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

In Witness Whereof, and intending to be legally bound hereby, the Parties have caused this First Amendment to the License Agreement to be executed by their respective duly authorized officers as of the Amendment Date.

Ascendant Health Sciences Limited

By: /s/ Mei Mei Hu

Name: Mei Mei Hu

Title: Ascendant Board Director

Cue Biopharma, Inc.

By: /s/ Shao-Lee Lin

Name: Shao-Lee Lin

Title: Chief Executive Officer

Signature Page to First Amendment to License Agreement

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

EXHIBIT A

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Signature Page to First Amendment to License Agreement